UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 29, 2010

BNC Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 869-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 29, 2010, BNC Bancorp held a special meeting of shareholders to vote on the proposal to authorize the Company to shares of common stock in one or more non-public offerings in accordance with Nasdaq Marketplace Rule 5635 (the “Proposal”). The Proposal was approved with the following vote totals: FOR: 5,903,643 (94.8%); AGAINST: 362,673 (5.2%); ABSTAIN: 51,251 (<1%). Approval of the Proposal enables but does not require the Company to issue up to an additional seven million shares of common stock in the aggregate in a non-public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: February 1, 2010	By:	/s/ DAVID B. SPENCER
David B. Spencer, Executive Vice President and Chief Financial Officer